                        DEVELOPMENT AND LICENSE AGREEMENT


         THIS DEVELOPMENT AND LICENSE AGREEMENT (this "Agreement") is entered into and effective as of this 1st day of October, 2000 (the "Effective Date") by and between PPG INDUSTRIES, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, U.S.A., having its principal place of business at One PPG Place, Pittsburgh, Pennsylvania 15272 ("PPG"), and UNIVERSAL DISPLAY CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, U.S.A., having a principal place of business at 375 Phillips Boulevard, Ewing, New Jersey 08618 ("UDC").

         WHEREAS:

                  1. PPG possesses technical, manufacturing, and business know-how, as well as development resources and capabilities, relating to various chemical products;

                  2. UDC is the owner and/or licensee of technology related to, and has expertise in the development and use of, organic light-emitting devices ("OLEDs");

                  3. PPG and UDC mutually desire to utilize certain PPG research and development capabilities, facilities and equipment, and the parties' respective personnel and Know-How, to develop new and/or improved OLED Chemicals under the terms and conditions of this Agreement;

                  4. UDC desires to establish an assured supply of certain OLED Chemicals to UDC and UDC Licensees, and PPG possesses technical, manufacturing and business know-how relating to the commercial production of OLED Chemicals, and the parties have agreed to concurrently enter into a long-term business relationship whereby PPG manufactures and is the exclusive supplier of certain OLED Chemicals, and non-exclusive supplier of other OLED Chemicals, to UDC for its own use and for resale to UDC Licensees pursuant to the Supply Agreement by and between the parties as of the date hereof;

                  5. The parties desire to identify and pursue opportunities to accelerate and enhance the commercial success of UDC's OLED business, and to pursue other opportunities beyond OLED Chemicals, as may be mutually agreed by the parties.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                             ARTICLE 1 - DEFINITIONS

         Whenever used in this Agreement, unless otherwise clearly indicated in the context, the following terms shall have the meanings as defined in this Article. As used herein, the singular includes the plural and vice versa.

         1.1 "1933 Act" means the Securities Act of 1933, as amended.

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         1.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.

         1.3 "Authorized OLED Applications" means the OLED applications identified in Exhibit F attached hereto, together with any other OLED applications that the parties mutually agree in writing shall be added to Exhibit F.

         1.4 "Average Price" means the lesser of

                  (a) the average closing price per share of UDC Common Stock for the ninety (90) calendar days ending on the business day prior to the execution of this Agreement or

                  (b) if, on any date that UDC is required to issue shares of UDC Common Stock to PPG pursuant to this Agreement (the "Issuance Date") the average closing price per share of UDC Common Stock for the ninety (90) calendar days prior to such date, as listed in the NASDAQ National Market listing of The Wall Street Journal, is less than sixty-five percent (65%) of the price set forth in (a), such average closing price, provided that in the event that such average closing price is less than thirty percent (30%) of the amount set forth in the preceding clause (a), then the average closing price for purposes of this clause (b) shall be deemed to be thirty percent (30%) of the amount set forth in the preceding clause (a);

provided further that such prices shall be appropriately adjusted in the event of any dividend, stock split, combination of other similar recapitalization affecting UDC Common Stock since the date of execution of this Agreement or Issuance Date, as the case may be.

         1.5 "Commission" means the Securities and Exchange Commission.

         1.6 "Confidential Information" of a party shall include all trade secret, confidential and/or proprietary information of such party, whether of a technical, engineering, operational, financial or marketing nature (including, without limitation, their respective proprietary materials), that is (i) in writing and marked as "Trade Secret," "Confidential," "Proprietary" or with words of a similar nature; or (ii) orally disclosed and clearly identified as "Trade Secret," "Confidential" or "Proprietary" at the time of such disclosure and confirmed in writing as such within thirty (30) days following such oral disclosure.

         1.7 "Developed Technology" means all inventions, discoveries, information and materials, patentable or unpatentable, that (i) are conceived, created, made or reduced to practice by the Development Team (alone or with UDC personnel) (ii) pursuant to an agreed-upon Statement of Work or Work Plan. This includes OLED Chemicals, their composition of matter, their synthetic pathways (including purification) for developmental quantities, their uses in all fields of application, and their associated analytical characterization techniques. "Developed Technology" shall also encompass the technology developed pursuant to the December 29, 1999 and February 21, 2000 agreements between the parties.

         1.8 "Development Program" means the joint research and development program undertaken by PPG and UDC pursuant to this Agreement, which program shall be directed to (i) developing new and/or improved OLED Chemicals and methods and practices for producing developmental quantities of such chemicals; and (ii) such other items as are agreed upon by the parties in a Statement of Work or Work Plan.

         1.9 "Development Team" means the team of qualified research and process development chemists, technicians, engineers and supervision assembled by PPG to work on the Development Program under this Agreement, to the extent the salaries of such persons are funded pursuant to subsection (a) of Exhibit A hereto.

         1.10 "Know-How" means trade secrets, know-how and other unpatented technical and/or proprietary information, data, specifications, plans, drawings, designs, copyrights, blueprints, formulae, processes and other similar items and materials.

         1.11 "OLED Chemicals" means organic or organometallic molecules or compounds positioned between the two electrodes in a device that radiates light by applying electrical current or voltage to the electrodes.

         1.12 "Patents" means United States and foreign patents and patent applications, together with all divisions, continuations, continuations-in-part, reissues, re-examinations, renewals and extensions of the same.

         1.13 "Person" or "person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

         1.14 "PPG Actual Expenses" means, for the period of calculation, PPG's calculation of the actual PPG Expenses incurred.

         1.15 "PPG Estimated Expenses" means, as of the date of calculation, PPG's good faith estimate of PPG Expenses.

         1.16 "PPG Expenses" means, for the period of calculation, the amount calculated pursuant to Exhibit A attached hereto.

         1.17 "Princeton License Agreement" means that Amended License Agreement by and among UDC, The Trustees of Princeton University ("Princeton University") and the University of Southern California ("USC"), dated as of October 9, 1997, as the same has been and may be amended from time to time provided that any amendment does not materially alter the rights or obligations of the parties under this Agreement.

         1.18 "Rule 144" means Rule 144 promulgated by the Commission pursuant to the 1933 Act.

         1.19 "Securities" means the shares of UDC Common Stock issuable to PPG pursuant to this Agreement, the Warrants issuable to PPG pursuant to this Agreement and the shares of UDC Common Stock issuable upon exercise of the Warrants.

         1.20 "Statement of Work" means an agreed-upon statement of work describing the work to be performed by the Development Team, as amended from time to time in writing by mutual agreement. The initial Statement of Work for the period 2000-2001 is attached hereto as Exhibit B.

         1.21 "Supply Agreement" means the related Supply Agreement entered into by and between the parties as of the date hereof.

         1.22 "UDC Common Stock" means the common stock of UDC, $0.01 par value per share.

         1.23 "UDC Chemical Know-How" means any and all Know-How relating to OLED Chemicals or methods of producing OLED Chemicals, or that might reasonably be useful in connection with producing OLED Chemicals, that UDC owns or otherwise is authorized to disclose and license or sublicense to PPG hereunder, including, without limitation, any such Know-How constituting Developed Technology and any such Know-How acquired or licensed by UDC from Princeton University or USC under the Princeton License Agreement or such other agreements, whether prior to or after the Effective Date.

         1.24 "UDC Chemical Patents" means the Patents listed in Exhibit D attached hereto and any and all other Patents, whether or not currently existing, that claim or cover any OLED Chemicals or methods of producing OLED Chemicals, or any methods or processes that might reasonably be useful in connection with producing OLED Chemicals, and that UDC is authorized to license or sublicense to PPG hereunder, including, without limitation, any such Patents claiming Developed Technology and any such Patents acquired or licensed by UDC from Princeton University or USC under the Princeton License Agreement or such other agreements, whether prior to or after the Effective Date.

         1.25 "UDC Proprietary Materials for Chemicals" means all UDC Chemical Patents, UDC Chemical Know-How, and Developed Technology, as well as the Product Specifications as such term is defined under the Supply Agreement.

         1.26 "Warrant Shares" means the shares of UDC Common Stock issuable pursuant to the Warrants.

         1.27 "Work Plan" means a written work plan provided by UDC that may be updated monthly, or more frequently if mutually agreed to by the parties, which work plan shall describe in greater detail the work to be performed as set forth in the Statement of Work. The initial Work Plan is attached hereto as Exhibit C.

                    ARTICLE 2 - MANAGEMENT AND REPRESENTATION

         2.1 The parties shall form a Management Committee (the "Committee") consisting of equal numbers of representatives appointed by PPG and UDC reporting to the President of UDC. The number of representatives appointed by each party shall be not less than one and not more than three. Each party shall designate one representative to be its spokesperson; UDC's spokesperson shall chair the Committee (the "Chair"). The parties agree to cause their respective representatives to comply with all terms and conditions set forth in this Agreement and all applicable laws.

         2.2 The Committee shall be a forum for discussing the strategic direction of the Development Program. The Committee shall establish the Statement of Work for the upcoming budget year as specified in Section 10.2 below.

         2.3 Meetings of the Committee shall be convened on a regular basis and whenever necessary but at least quarterly, and presided over by the Chair. Any Committee member may, whenever it is deemed necessary, request the Chair to convene a meeting of the Committee. Meetings of the Committee may be conducted in person or by telephone or video conference.

         2.4 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                       ARTICLE 3 - PARTY RESPONSIBILITIES

         3.1 PPG shall assemble the Development Team to work on the tasks set forth in the Statement of Work. [The confidential material contained herein has been omitted and has been separately filed with the Commission.] By July 1 of the year preceding the year to which the Statement of Work applies, UDC may request that PPG add or reduce qualified individuals to or from the Development Team to support the agreed-upon Statement of Work, provided that the distribution of stock and warrants pursuant to Article 10 is adjusted appropriately [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

         PPG's responsibilities under the Development Program shall include, without limitation, using commercially reasonable efforts to do the following:

                  3.1.1 PPG shall direct the Development Team to develop and improve OLED Chemicals as described in the agreed-upon Statement of Work, and to perform its obligations as specified in the Statement of Work and in the Work Plan.

                  3.1.2 PPG shall direct the Development Team to [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  3.1.3 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  3.1.4 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

         3.2 UDC's responsibilities under the Development Program shall include, without limitation, using commercially reasonable efforts to do the following:

                  3.2.1 UDC shall prepare and provide PPG with written Work Plans, consistent with the agreed-upon Statement of Work, and perform its obligations as specified in the Statement of Work and the Work Plan.

                  3.2.2 UDC shall assemble a qualified team to [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  3.2.3 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  3.2.4 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

         3.3 Each party agrees to the following responsibilities under this
Agreement:

                  3.3.1 The parties' researchers will work together in a team environment using their respective expertise and know-how to [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  3.3.2 While working at the other party's facilities, each party's chemists and other personnel shall: (i) at all times comply with all of the other party's safety, security and mutually agreed confidentiality policies and procedures; and (ii) limit their activities solely to assisting the other party in the development of the OLED Chemicals.

                  3.3.3 Except for the stock options specified in Article 12, each party shall be solely responsible for all salary and other compensation of its employees and/or researchers (and all tax withholding with respect thereto), including payment, if any, of employment-related taxes and workers' compensation insurance premiums.

         3.4 The parties agree to undertake the following marketing and/or business collaboration activities:

                  3.4.1 The parties shall make every commercially reasonable effort to identify and pursue opportunities to accelerate and enhance the commercial success of UDC's OLED business.

                  3.4.2 The parties shall work together to identify and explore opportunities to introduce UDC's OLED technology to PPG's businesses. UDC will use commercially reasonable efforts to provide PPG with early product development opportunities respecting OLED applications.

                  3.4.3 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

         3.5 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

         3.6 PPG acknowledges that UDC intends to continue working with Princeton University and USC to explore and develop new and improved OLED Chemicals, and that PPG's work under the Development Program may involve work on such chemicals, to the extent set forth in an agreed-upon Statement of Work.

                         ARTICLE 4 - TECHNOLOGY LICENSES

         4.1 UDC hereby grants to PPG, during the term of this Agreement and subject to the terms and conditions set forth herein, a worldwide, royalty-free, non-exclusive, non-transferable (except as permitted under Section 15.2 below) license, with the right to sublicense under Section 4.4, to practice under any and all UDC Chemical Patents, and to use, improve, enhance and modify any and all unpatented UDC Proprietary Materials for Chemicals, for the sole and limited purpose of performing PPG's obligations under Article 3 above, and as required by the Development Program as contemplated hereunder. UDC shall disclose UDC Chemical Know-How to PPG as is necessary in connection with PPG's performance under the Development Program.

         4.2 UDC hereby grants to PPG a worldwide, perpetual, royalty-free, non-exclusive, non-transferable (except as permitted under Section 15.2 below) license, with the right to sublicense as permitted under Section 4.4 below, to practice under any and all Patents claiming Developed Technology, solely for PPG's own use in its current and future business (including Authorized OLED Applications), but not otherwise in competition with UDC with respect to OLEDs or OLED Chemicals.

         4.3 Upon PPG's written request, UDC shall grant to PPG a worldwide, perpetual, non-exclusive license to all applicable UDC Patents and UDC Know-How for the sole and limited purposes of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] The terms of such license shall be as the parties may mutually agree in writing, subject to the following:

                  4.3.1 For Authorized OLED Applications sold or otherwise distributed by PPG or its permitted sublicensees, PPG shall pay to UDC [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  4.3.2 [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                  4.3.3 UDC shall not grant rights to others that will adversely affect PPG's license contemplated under this Section 4.3.

         4.4 The licenses granted to PPG under this Agreement shall extend to any division of or subsidiary controlled by PPG. Any sublicenses, in whole or in part, to other persons shall be subject to UDC's prior written approval, such approval not to be withheld unreasonably; provided, however, that UDC, in its sole discretion, may withhold approval of sublicenses other than those for purposes of permitting such third parties to practice under the applicable Patents and/or Know-How on PPG's behalf and/or for PPG's benefit or account (e.g., for purposes of exercising the equivalent of "have made" or "have sold" rights as such rights are generally understood).

         4.5 Notwithstanding anything to the contrary in this Agreement, PPG acknowledges that some of its rights to certain UDC Chemical Patents derive from the Princeton License Agreement. UDC agrees that PPG's rights to said UDC Chemical Patents under this Agreement shall be a sublicense under the provisions of the Princeton License Agreement.

         4.6 Except as set forth in the Supply Agreement, nothing herein shall restrict PPG, by implication or otherwise, from producing, using, offering to sell and/or selling any OLED Chemicals that (i) are not claimed in or covered by any UDC Chemical Patents respecting their compositions of matter, methods of production or uses in OLEDs, and (ii) can be produced without the use of any UDC Chemical Know-How or any Developed Technology.

         4.7 Except for the license and other rights expressly granted or promised to PPG under this Agreement, or as otherwise expressly stated in the Supply Agreement, the parties retain their respective rights to their respective Patents and Know-How.

                        ARTICLE 5 - DEVELOPED TECHNOLOGY

         5.1 All Developed Technology shall be owned solely by UDC, and PPG hereby assigns and transfers any and all right, title and interest it may have in and to such Developed Technology to UDC. Upon UDC's request, PPG shall execute and deliver to UDC all instruments and other documents, and shall take such other actions as may be reasonably necessary so that UDC may protect and defend its rights in and to the Developed Technology. Except as expressly stated herein or in the Supply Agreement, UDC shall have no obligation of accounting to PPG with respect to any Developed Technology. Except as stated elsewhere in this Agreement, UDC shall bear all costs associated with patenting and protecting the Developed Technology.

         5.2 PPG shall direct the Development Team to disclose to UDC all Developed Technology, by periodically providing copies of laboratory notebooks at a reasonable frequency requested by UDC, or by such other means as the parties may agree upon in writing.

           ARTICLE 6 - PATENT PROCUREMENT, MAINTENANCE AND ENFORCEMENT

         6.1 During the term of this Agreement, PPG shall direct the Development Team to diligently maintain tangible records of work conducted under the Development Program ("Records"). These Records shall be kept in bound laboratory notebooks, each page of which shall be timely dated, signed and witnessed. PPG will retain the Records for two (2) years beyond the term of this Agreement.

         6.2 During the term of this Agreement and for at least two (2) years thereafter, either party shall have the right to examine Records kept by the other party hereunder. Each such examination shall take place during normal business hours of the party whose Records are being examined and on at least ten
(10) business days' advance written notice to such party. Each such examination shall be at a location selected by the party whose Records are being examined and in accordance with procedures reasonably acceptable to such party, including, without limitation, procedures designed to protect any Confidential Information of the party whose Records are being examined. No party shall be required to permit examination of its Records more often than once during any calendar quarter.

         6.3 The desirability of applying for, prosecuting and maintaining Patents claiming the Developed Technology (and the countries in which Patents should be applied for, prosecuted and maintained) shall be determined by UDC. If UDC decides to obtain Patent protection for any Developed Technology, PPG shall reasonably cooperate with UDC in preparing, filing and prosecuting applications for such Patents and in maintaining any Patents issuing thereon. Except as stated in Section 6.4 below, UDC shall bear all expenses incurred in preparing, filing and prosecuting such Patent applications and in maintaining any resulting Patents.

         6.4 UDC shall file, prosecute and maintain all Patents and Patent applications claiming any Developed Technology, at its sole expense, consistent with UDC's reasonably established procedures governing the filing, prosecution and maintenance of all of its Patents and Patent applications, as such procedures may be modified from time to time but not so as to adversely impact PPG or its rights under this Agreement. In the event that (i) UDC (or its trustee or receiver) decides not to prepare, file, or prosecute a Patent application claiming any Developed Technology in any country (i.e., a non-elected country) or (ii) UDC (or its trustee or receiver) decides to discontinue pursuit of or maintenance of any Patents claiming any Developed Technology, UDC (or its trustee or receiver) shall promptly inform PPG of its decision in writing, with reasonable effort being made to provide at least sixty
(60) days notice before the date on which any action is due, provided further that in the case of a decision not to file a Patent application, UDC (or its trustee or receiver) shall use all reasonable efforts to provide PPG with sufficient advance notice to enable PPG to file an appropriate Patent application prior to any public use, disclosure or offer for sale. In such circumstances, or should UDC fail to provide such notice, PPG shall have the right, but not the obligation, in its sole discretion and at its sole expense, to prepare, file, and/or prosecute such Patent application, and/or to maintain such Patent. [The confidential material contained herein has been omitted and has been separately filed with the Commission.] In addition, UDC shall promptly execute all necessary documents and give all reasonable assistance, including providing PPG with all relevant files and documents, that may be necessary for PPG to prepare, file, and prosecute such Patent application(s), and/or to maintain such Patent(s).

                  6.4.1 In the event PPG becomes the owner of any Patents claiming any Developed Technology pursuant to Section 6.4, PPG agrees to grant UDC a license solely for its own use, pursuant to license terms to be agreed upon by the parties.

         6.5 UDC shall provide PPG with copies of all Patent applications claiming any Developed Technology before they are filed, in order for PPG to promptly review said applications to be certain that no PPG Confidential Information is being disclosed without PPG's prior approval. If PPG claims that its Confidential Information is disclosed in an application submitted for review, UDC shall not file such application until the claim has been resolved to the reasonable satisfaction of PPG. The parties shall in good faith attempt to resolve any such claim as expeditiously as possible.

         6.6 Each party shall promptly notify the other party of any known or reasonably suspected infringement or misappropriation of UDC Proprietary Materials for Chemicals.

         6.7 UDC shall protect and enforce all Patents and Patent applications claiming any Developed Technology, at its sole expense, consistent with the manner in which it protects and enforces all of its Patents. Should PPG desire UDC to take action in response to any infringement or misappropriation of any Developed Technology or any Patents claiming Developed Technology (each, an "Unauthorized Use"), PPG shall provide UDC with written notice thereof, which notice shall describe the circumstances of the Unauthorized Use. Within a reasonable time (not to exceed sixty (60) days) after PPG gives such written notice to UDC, UDC shall provide PPG with written notice indicating whether or not UDC intends to take responsibility for ending the Unauthorized Use. If UDC
(i) gives written notice to PPG that UDC does not intend to take responsibility for ending the Unauthorized Use, or (ii) gives written notice to PPG that UDC intends to take responsibility for ending the Unauthorized Use, but UDC, within one hundred twenty (120) days after providing such notice, has not persuaded the person engaged in or believed to be engaged in the Unauthorized Use (the "Unauthorized User") to cease such Unauthorized Use and has not brought and is not then diligently prosecuting an infringement action against the Unauthorized User (or at any time thereafter UDC ceases to diligently prosecute such an infringement action against the Unauthorized User), then PPG shall have the right, but shall not be obligated, to take responsibility for ending the Unauthorized Use at PPG's own expense. All damages and other recoveries shall be retained by the party primarily responsible for ending the Unauthorized Use. With respect to any action against an Unauthorized User initiated by either party, the initiating party shall indemnify the other party against any order for costs that may be made against such other party in such proceedings. Each party shall reasonably assist the other in its efforts to protect and/or enforce Patents under this section.

               ARTICLE 7 - WARRANTIES AND LIMITATIONS OF LIABILITY

         7.1 Each party represents and warrants to the other as follows:

                  7.1.1 It has the requisite corporate right, power and authority to enter into and perform this Agreement.

                  7.1.2 The execution, delivery and performance of this Agreement by it will not (i) result in the breach of, constitute a default under or interfere with any contract or other instrument or obligation, whether written or oral, to which it is currently bound, or (ii) violate any writ, order, injunction, decree, or any law, statute, rule or regulation applicable to it.

                  7.1.3 It shall, to its knowledge following reasonable inquiry, comply in all material respects with all applicable laws, rules, regulations and other governmental requirements relating to or affecting its performance under this Agreement, and shall obtain and maintain all governmental permits, licenses and consents required in connection therewith.

         7.2 UDC represents and warrants as follows:

                  7.2.1 It owns or has, and shall retain, sufficient rights in the UDC Proprietary Materials for Chemicals to grant the licenses, sublicenses, and rights granted to PPG hereunder.

                  7.2.2 It is unaware of any alleged invalidity of the UDC Chemical Patents licensed to PPG hereunder and it will immediately notify PPG in writing of its receipt of any written notices to the contrary.

                  7.2.3 PPG represents and warrants that it has or will have sufficient rights to assign to UDC the Developed Technology conceived, created, made or reduced to practice by the Development Team, pursuant to Section 5.1 of this Agreement.

         7.3 EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED.

         7.4 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER COVERED BY THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTY OR ANY OTHER THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.5 PRINCETON UNIVERSITY AND USC MAKE NO REPRESENTATIONS AND WARRANTIES AS TO THE PATENTABILITY AND/OR DISCOVERIES INVOLVED IN ANY OF THE UDC CHEMICAL PATENTS. PRINCETON UNIVERSITY AND USC MAKE NO REPRESENTATION AS TO PATENTS NOW HELD OR WHICH WILL BE HELD BY OTHERS IN ANY FIELD AND/OR FOR ANY PARTICULAR PURPOSE. PRINCETON UNIVERSITY AND USC MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                              ARTICLE 8 -INSURANCE

         8.1 Each party shall maintain its standard general liability insurance or its self-insurance practices to protect against covered damages, costs or fees (including reasonable attorney's fees) arising out of or relating to any property damage, bodily injury, sickness, disease or death, caused directly by any negligent act or omission of either party's personnel while on premises at the other party's facility, and will name the other party as an additional insured under such insurance. The insured will provide the other party with a certificate of such insurance, showing the other as an additional insured, and notify the other of any material changes to the relevant insurance policies.

                      ARTICLE 9 - CONFIDENTIAL INFORMATION

         9.1 Each party (in such capacity, the "Receiving Party") shall review and maintain Confidential Information of the other party (in such capacity, the "Disclosing Party") in accordance with the following terms and conditions:

                  9.1.1 The Receiving Party agrees to treat all Confidential Information of the Disclosing Party as confidential and not to disclose such Confidential Information to any other person, or use such Confidential Information for any purpose, other than to perform its obligations or exercise its rights hereunder, except as expressly permitted by the Disclosing Party in writing.

                  9.1.2 The Receiving Party shall make only such copies of the Confidential Information of the Disclosing Party as are reasonable for the Receiving Party's performance of its obligations or exercise of its rights hereunder.

                  9.1.3 At all times, the Receiving Party shall keep and maintain all Confidential Information of the Disclosing Party in a safe and secure place with reasonable safeguards to insure that unauthorized persons do not have access to such Confidential Information. Upon discovery of any unauthorized disclosure or use of Confidential Information of the Disclosing Party, the Receiving Party shall immediately notify the Disclosing Party and take all reasonable steps to prevent its further unauthorized disclosure or use.

                  9.1.4 The Receiving Party is prohibited from disclosing Confidential Information of the Disclosing Party to third parties unless such other person has a need-to-know such Confidential Information in connection with the Receiving Party's performance of its obligations or exercise of its rights under this Agreement. In addition, disclosure of such Confidential Information to any third party shall be permitted only after such third party has agreed in writing to abide by provisions of confidentiality and restrictive use no less stringent than those set forth herein. The Receiving Party shall be responsible for enforcing such provisions against such third party.

                  9.1.5 With respect to all Confidential Information of the Disclosing Party in the Receiving Party's possession or control (including, without limitation, all copies and summaries thereof and regardless of the format in which such Confidential Information is stored), the Receiving Party, promptly upon the Disclosing Party's request, shall either: (i) return all such Confidential Information to the Disclosing Party, or (ii) destroy all such Confidential Information and certify the same to the Disclosing Party in writing. Notwithstanding the foregoing sentence, the Receiving Party may retain one copy of each tangible item of Confidential Information of the Disclosing Party in a secure location solely for purposes of enforcement of this Agreement; provided, however, that all such Confidential Information shall continue to be governed in all respects by the other provisions of this Article. The provisions of this Section 9.1.5 shall not apply to any Developed Technology.

         9.2 Notwithstanding anything to the contrary herein, the provisions of this Article shall not apply with respect to any Confidential Information of the Disclosing Party that:

                  9.2.1 is already in or subsequently enters the public domain through no fault of the Receiving Party;

                  9.2.2 is supplied by the Disclosing Party to another person without a duty of confidentiality;

                  9.2.3 is known to the Receiving Party or is in its possession (as shown by tangible evidence) prior to receipt from the Disclosing Party;

                  9.2.4 is developed independently by the Receiving Party (as shown by competent written records) without reliance on any Confidential Information of the Disclosing Party;

                  9.2.5 is lawfully received by the Receiving Party from another person without a duty of confidentiality to the Disclosing Party; or

                  9.2.6 is disclosed by the Receiving Party pursuant to judicial order or governmental regulation or administrative process so long as the Receiving Party notifies the Disclosing Party promptly before the disclosure and cooperates with the Disclosing Party in the event that the Disclosing Party decides to contest or limit the disclosure.

         9.3 To the extent any person that is subject to the restrictions set forth in this Article is not a party to this Agreement, the terms of this Article shall apply to such person to the same extent as if he, she or it were a party hereto.

         9.4 Regarding Confidential Information concerning any Developed Technology, UDC agrees to comply with the provisions of this Article 9 as a Receiving Party with respect thereto.

         9.5 In the event of any breach or threatened breach by any person of any provision of this Article, the party harmed or likely to be harmed by such breach or threatened breach shall be entitled to seek injunctive or other equitable relief restraining such person from engaging in conduct that would constitute a breach of the obligations of such person under this Article. Such relief, if granted, shall be in addition to and not in lieu of any other remedies that may be available, at law or equity, including an action for the recovery of damages.

                   ARTICLE 10 - UDC COMMON STOCK AND WARRANTS

         10.1     Initial Period Payments.

                  10.1.1 Attached hereto as Schedule 10.1 is the parties' agreed-upon written calculation of PPG Estimated Expenses for the period from the Effective Date through December 31, 2000 (the "Initial Period") based on expenditures to be made by PPG during that period. On the date of execution of this Agreement, UDC will deliver to PPG (i) such number of duly authorized, validly issued, fully paid and non-assessable shares of UDC Common Stock as is equal to the quotient of (a) the PPG Estimated Expenses for the Initial Period divided by (b) the Average Price (the "Initial Period Shares"), and (ii) a [The confidential material contained herein has been omitted and has been separately filed with the Commission.] term promissory note for the amount of the Initial Period PPG Estimated Expenses, secured by an interest in all Developed Technology, which promissory note shall (a) if upon its maturity, the Registration Statement has not been declared and maintained effective, be automatically payable in cash for the principal amount thereof plus interest calculated at [The confidential material contained herein has been omitted and has been separately filed with the Commission.] percent ([The confidential material contained herein has been omitted and has been separately filed with the Commission.]%) per annum (based on a year of 365 days), compounded daily, and, upon receipt of such cash payment, the Initial Period Shares shall be returned to UDC and cancelled, or (b) if upon or before its maturity, the Registration Statement has been declared and maintained effective, be automatically deemed to have been paid through the issuance of the Initial Period Shares to PPG, on the date the Registration Statement has become so effective and the promissory note shall thereupon be cancelled.

                  10.1.2 During the Initial Period, PPG will notify UDC of any anticipated increase in the amounts set forth in the Initial Period PPG Estimated Expenses. UDC will either approve or deny in writing such anticipated increase and UDC will be deemed to accept any changes in the Statement of Work and/or a Work Plan resulting from such approval or denial. PPG will not exceed the amounts set forth in the Initial Period PPG Estimated Expenses without the prior written consent of UDC.

                  10.1.3 On or before January 31, 2001, PPG will provide to UDC PPG's written calculation of PPG Actual Expenses for the Initial Period. If PPG Actual Expenses are greater than PPG Estimated Expenses for the Initial Period, then, on or before February 15, 2001, UDC will (i) execute an amendment to the secured promissory note described in Section 10.1 to increase the principal amount thereof for the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period, and (ii) deliver to PPG the number of shares of UDC Common Stock as is equal to (a) the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period divided by (b) the Average Price, which shares shall be deemed to be added to the Initial Period Shares. If PPG Actual Expenses are less than PPG Estimated Expenses for the Initial Period, then, on or before February 15, 2001, PPG will deliver to UDC, at its election, either (i) cash equal to the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period or (ii) the number of shares of UDC Common Stock as is equal to (A) the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period divided by
(B) the Average Price.

                  10.1.4 On February 15, 2001, UDC will deliver to PPG a warrant substantially in the form of Exhibit D hereto (a "Warrant") evidencing PPG's right to purchase, for a seven (7) year period and on the terms and conditions set forth in the Warrant, the number of shares of UDC Stock as is equal to, for the Initial Period, PPG Actual Expenses divided by the Average Price.

         10.2     Subsequent Annual Payments.

         On October 1, 2001 and each October 1 thereafter during the Initial Term, UDC will provide to PPG a proposed Statement of Work setting forth its anticipated requirements for the period from January 1 of the subsequent calendar year through December 31 of such calendar year (each a "Subsequent Period"). For the purposes of this Agreement, the Initial Period and each Subsequent Period are sometimes referred to as "Period."

                  10.2.1 Following receipt of each proposed Statement of Work, on November 15, 2000 and each November 1 thereafter during the Initial Term, PPG will provide to UDC PPG's written calculation of PPG Estimated Expense for the Subsequent Period covered by the proposed Statement of Work. Within fifteen (15) days of UDC's receipt from PPG of the calculation of PPG Estimated Expenses, UDC shall either approve or reject such calculation of PPG Estimated Expenses by written notice to PPG. If UDC rejects PPG's calculation of PPG Estimated Expenses and provides its written reasons therefor, UDC and PPG, through their President and Vice-President, Specialty Chemicals, respectively, shall work together to establish a mutually acceptable estimate before December 31 of the year prior to which such shares may be earned. Upon the parties' agreement of a mutually acceptable Statement of Work and PPG Estimated Expenses therefor, the Statement of Work shall constitute an agreed-upon Statement of Work for such Subsequent Period. On the first business day immediately following [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of the calendar year to which an agreed-upon Statement of Work relates, UDC will deliver to PPG such number of duly authorized, validly issued fully paid and non-assessable shares of UDC Common Stock as is equal to the quotient of (a) the PPG Estimated Expenses for the period covered by an agreed-upon Statement of Work divided by (b) the Average Price. Notwithstanding the foregoing sentence, for the first annual period beginning on [The confidential material contained herein has been omitted and has been separately filed with the Commission.] following the execution of this Agreement, in addition to delivering the shares of UDC Common Stock provided in the foregoing sentence, which shares shall be deemed to be added to the Initial Period Shares, UDC will execute an amendment to the secured promissory note described in Section 10.1, to increase the principal amount thereof for [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such period PPG Estimated Expenses. In the event that on such date as UDC will deliver to PPG shares of UDC Common Stock, the average closing price per share of UDC Common Stock for the ninety (90) calendar days prior to such date, as listed in the NASDAQ National Market listing of The Wall Street Journal, is less than thirty percent (30%) of the price set forth in clause (a) of the first sentence of Section 1.4, then, in addition to UDC delivering to PPG shares of UDC Common Stock as set forth above, UDC shall deliver to PPG cash in an amount equal to the difference between (i) the aggregate value of UDC Common Stock deliverable to PPG if the Average Price had been adjusted to the actual average closing price for the ninety (90) calendar days prior to such date as listed in the NASDAQ National Market listing of The Wall Street Journal and (ii) the aggregate value of UDC Common Stock actually delivered to PPG pursuant to the terms of this Agreement.

                  10.2.2 During each Subsequent Period, PPG will notify UDC of any anticipated increase in the amounts set forth in the relevant Subsequent Period Estimated Expenses. UDC will either approve or deny such anticipated increase and UDC will be deemed to accept any changes in the Statement of Work resulting from such approval or denial. PPG will not exceed the amounts set forth in the applicable Annual Estimate without the prior written consent of UDC. PPG shall deliver to UDC, within thirty (30) days following the end of each calendar quarter, a summary of actual expenses incurred for such quarter.

         10.3     Reconciliation, Warrant.

                  10.3.1 On or before January 31, 2002 and each January 31 thereafter during the Initial Term, PPG will provide to UDC PPG's written calculation of PPG Actual Expenses for the immediately preceding Period.

                           (a) If PPG Actual Expenses are greater than PPG
                  Estimated Expenses for such Period, then, on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.], UDC will deliver to PPG the number of shares of UDC Common Stock as is equal to (i) the difference between, for such Period, PPG Actual Expenses and PPG Estimated Expenses divided by (ii) the Average Price.

                           (b) If PPG Actual Expenses are less than PPG
                  Estimated Expenses, then on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.], PPG will deliver to UDC, at its election (i) cash equal to the difference between, for such Period, PPG Estimated Expenses and PPG Actual Expenses or (ii) such number of shares of UDC Common Stock as is equal to (A) the difference between PPG Estimated Expenses and PPG Actual Expenses for such period divided by (ii) the Average Price.

                  10.3.2 On [The confidential material contained herein has been omitted and has been separately filed with the Commission.], 2002, and each [The confidential material contained herein has been omitted and has been separately filed with the Commission.] thereafter during the Initial Term, UDC will also deliver to PPG a Warrant in the form of Exhibit D evidencing PPG's right to purchase, on the terms and conditions set forth in the warrant, such number of shares as is equal to, for the immediately preceding Period, PPG Actual Expenses divided by the Average Price.

         10.4     Representations of PPG.

                  10.4.1 Purchase Entirely for Own Account. The Securities to be received by PPG pursuant to this Agreement will be acquired for investment for PPG's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof that would violate any applicable federal securities laws, and PPG has no immediate intention of selling, granting any participation in, or otherwise distributing the same except to the extent the same are included in the Registration Statement (as hereinafter defined). By executing this Agreement, PPG further represents that PPG does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. PPG represents that it has full power and authority to enter into this Agreement.

                  10.4.2 Accredited Status. PPG is an "accredited investor" within the meaning of Commission Rule 501 of Regulation D, as presently in effect.

                  10.4.3 Restricted Securities. PPG understands that the Securities it is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from UDC in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection, PPG represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  10.4.4 Legends. It is understood that the certificates evidencing the Securities of UDC which may be issued pursuant to this Agreement may bear one or all of the following legends:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Corporation that such registration is not required or unless sold pursuant to Rule 144 of such Act."

and any legend required by any applicable state securities laws. To the extent that such legends are no longer applicable, UDC shall cause its transfer agent to remove the legends upon request by PPG.

         10.5 Certain Covenants of UDC.

                  10.5.1 Reservation of Shares. UDC shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of UDC Common Stock to provide for the Warrant Shares. UDC shall not reduce the number of shares of UDC Common Stock reserved for issuance of the Warrant Shares without the consent of PPG. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares, UDC will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet UDC's obligations under this Section 10.5.1, in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain shareholder approval of an increase in such authorized number of shares.

                  10.5.2 Listing. UDC shall promptly secure the listing of the UDC Common Shares upon The Nasdaq SmallCap Market, The Nasdaq National Market or such other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance). So long as PPG owns any of the Securities, UDC shall maintain, so long as any other shares of UDC Common Stock shall be so listed, such listing of all Common Shares, and shall comply in all respects with UDC's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable.

                  10.5.3 Reports Under 1934 Act. With a view to making available to PPG the benefits of Rule 144 and any successor or other rule or regulation of the Commission that may at any time permit PPG to sell the shares of UDC Common Stock issuable pursuant to this Agreement to the public without registration, UDC agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (a) file with the Commission in a timely manner all reports and other documents required of UDC under the 1933 Act and the 1934 Act; and (c) furnish to PPG, so long as PPG owns any Shares, forthwith upon request (i) a written statement by UDC that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of UDC and such other reports and documents so filed by UDC, and (iii) such other information as may be reasonably requested in availing PPG of any rule or regulation of the Commission which permits the selling of any Shares without registration.

         10.6 Certain Sales.

                  10.6.1 Short Sales. During the term of this Agreement, PPG and its affiliates agree not to engage in, or encourage any third party from engaging in, "short sales" (as such term is defined in Rule 3b-3 of the 1934
Act) of UDC's securities.

                  10.6.2 Prohibited Sales During Certain Periods. During the ninety (90) calendar day period prior to and including [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of each calendar year during the Initial Term (each a "PPG Restricted Period"), PPG shall not offer, sell or contract to sell shares of UDC Common Stock received hereunder or any securities convertible into or exchangeable or exercisable for any share of UDC Common Stock, to the extent that such sale would exceed, on any one (1) day during such PPG Restricted Period, twenty-five percent (25%) of the average daily trading volume of shares of UDC Common Stock for the ninety (90) calendar day period immediately preceding the PPG Restricted Period (the "PPG Volume Limit"); provided however that the PPG Volume Limit shall not apply to any private placement of shares of UDC Common Stock by PPG. During each PPG Restricted Period, PPG shall not enter into any swap or hedge arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of UDC Common Stock in excess of the PPG Volume Limit, or publicly disclose the intention to make any offer, sale or contract to sell or to enter into any swap or hedge in excess of the PPG Volume Limit.

         10.7 PPG Representation on UDC Board. If, at any time during the term of this Agreement, PPG's ownership of UDC Common Stock equals or exceeds five percent (5%) of the total number of issued and outstanding shares of UDC Common Stock, then PPG shall be entitled to designate one (1) individual for election to UDC's Board of Directors and UDC shall use all commercially reasonable efforts to cause such designee to be elected to UDC's Board of Directors within thirty (30) days of PPG's designation, including but not limited to recommending such designee for election, causing any shares for which UDC has or can control voting rights with respect thereto to be voted in favor of such designee, causing broker votes to be cast in favor of such designee and amending its articles of incorporation and/or by-laws and/or adopting any resolutions for increasing the number of directors on the UDC Board, if necessary to accommodate the designee. If, at any time during the term of this Agreement, PPG's ownership of UDC Common Stock equals or exceeds twenty-five percent (25%) of the total number of issued and outstanding shared of UDC Common Stock, then PPG shall be entitled to designate one quarter of the total members of UDC's Board of Directors, with any fraction rounded up to the nearest whole number and UDC shall use all commercially reasonable efforts to cause such designees to be elected to UDC's Board of Directors within thirty (30) days of PPG's designation, all as set forth in the preceding sentence. UDC will support PPG's acquisition of up to twenty-five percent (25%) of UDC's Common Stock, either through open market purchases or UDC treasury shares, at UDC's discretion.

         10.8 Preemptive Rights.

                  10.8.1 Definition. For the purposes of this Section 10.8, "Eligible Offering" means any future offering of (i) UDC Common Stock or (ii) other equity securities of UDC or any security convertible into or exchangeable for or carrying rights or options to purchase any UDC Common Stock (collectively "UDC Equity Securities"). Notwithstanding the foregoing, an Eligible Offering shall not include sales or issuances of:

                           (a) shares of UDC Common Stock (and/or options,
                  warrants or other UDC Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to UDC or any subsidiary, pursuant to compensation plans, agreements, or other arrangements that are approved by UDC's Board of Directors to the extent that such plans, agreements or other arrangements do not exceed, in the aggregate, twenty percent (20%) of the number of shares of UDC Common Stock outstanding, not including those warrants and options (other than those issued under the UDC Stock Option
                  Plan) listed on Exhibit G hereto;

                           (b) stock issued pursuant to any rights or agreements
                  outstanding as of, and as the same exist on, the date of this Agreement, options and warrants outstanding as of, and as the same exist on, the Effective Date and stock issued pursuant to such existing rights or agreements after the Effective Date pursuant to their terms, as the same exist on, the Effective Date all to the extent that such rights, agreements, options and warrants are listed on Exhibit G hereto;

                           (c) shares of UDC Common Stock issued in connection
                  with any stock split, stock dividend or recapitalization by UDC;

                           (d) shares of UDC Common Stock issued upon exercise
                  of the Warrants; and

                           (e) up to 100,000 of UDC Equity Securities issued by
                  UDC in each calendar year during the Initial Term.

                  10.8.2 Eligible Offering. Pursuant to the terms of this
Section 10.8, UDC hereby grants to PPG the options to purchase any UDC Common Stock in an amount that bears the same ratio to the aggregate amount of securities covered by such Eligible Offering as the number of shares owned by PPG bears at such time to the total number of shares owned by all UDC Common stockholders at the time.

                  10.8.3 Notice of Eligible Offering. Before issuing any securities pursuant to an Eligible Offering, UDC shall give written notice thereof to PPG and each other stockholder entitled to preemptive rights. Such notice must specify the securities UDC proposes to issue, the price to be paid for such securities (or if such price is to be determined at or prior to the closing of such issuance, the method in which such price is calculated) and any other consideration that UDC intends to receive for the securities being issued. In the event such securities comprise of warrants to purchase UDC Common Stock, such warrants shall be valued using the Black-Scholes method of valuation. For a period of twenty (20) business days following the delivery of such notice, PPG will be entitled to elect, by written notice to UDC, to purchase up to the portion of the securities being sold in the Eligible Offering calculated in accordance with Section 10.8.2; provided, however, that if two (2) or more securities are proposed to be sold as a "unit" in an Eligible Offering, any such PPG election must relate to such unit of securities. If any such offer is accepted by PPG, UDC shall sell to PPG and PPG shall purchase from UDC, for the price and on the terms set forth in UDC's notice of such Eligible Offering, the number of securities that PPG has elected to purchase. UDC then may sell the remainder of the securities to be sold in the Eligible Offering, if any, pursuant to the provisions set forth in Section 10.8.4.

                  10.8.4 Sale to Third Parties. If PPG does not make an election to exercise its rights pursuant to this Section 10.8 with respect to any securities included in an Eligible Offering within the twenty (20) business day period described in Section 10.8.3, or if there remain securities to be sold after the sale of securities to PPG as set forth in Section 10.8.3, then UDC may issue such securities to third parties, but only for the price and consideration of the type and not less than the amount set forth in UDC's notice to PPG and only within a period of sixty (60) business days thereafter.


         10.9 Acquisition Transactions. If all or substantially all of the assets of UDC, or any material portion of the OLED assets of UDC are acquired by a third party during the Initial Term or any extension thereof, or if the shareholders of UDC approve a merger, consolidation, share exchange, division or other disposition as a result of which the shareholders of UDC immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting corporation or any corporation which acquires the stock of UDC, or if UDC assigns or transfers this Agreement to a third party, then either PPG or UDC shall, within ninety (90) days following such event, have the right to terminate this Agreement, in which case UDC will distribute to PPG the Acquisition Amount of UDC Common Stock and a warrant evidencing PPG's right to purchase the Acquisition Amount of UDC Common Stock on the terms and conditions set forth in the Warrant attached hereto as Exhibit E. The "Acquisition Amount" shall be calculated by multiplying the most recent PPG Estimated Expenses (as calculated pursuant to Section 10.2.2), or the PPG Estimated Expenses for the Initial Period (as calculated pursuant to Section 10.2.1) if it is the most recent estimate provided pursuant to this Agreement, by the number of years (and any fraction thereof) remaining in the Initial Term.

                        ARTICLE 11 - REGISTRATION RIGHTS

         11.1 Definitions. For the purposes of this Article 11, "Registrable Securities" means the parties good faith estimate of the number of shares of UDC Common Stock issuable to PPG (including shares issuable upon exercise of the Warrants) during the Initial Term.

         11.2 Registration Rights With Respect to the Securities.

                  11.2.1 UDC agrees that it will prepare and file with the Commission, within thirty (30) days after the execution of this Agreement, a registration statement (on Form S-3, or other appropriate form of registration statement) under the 1933 Act (the "Registration Statement"), together with such state law qualifications and other compliances with applicable law, at the sole expense of UDC, in respect of PPG, so as to permit a public offering and resale of the Registrable Securities under the 1933 Act by PPG. UDC shall use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as possible after the filing thereof and within five (5) days after Commission clearance. UDC will within such five (5) days request acceleration of effectiveness.

                  11.2.2 UDC will maintain the Registration Statement or any post-effective amendment filed under this Article 11 hereof effective under the 1933 Act until the earlier of (i) the date that none of the Registrable Securities are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (iii) the date the holders thereof receive an opinion of counsel to UDC, which counsel shall be reasonably acceptable to PPG, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume or a requirement of "brokers transactions," (iv) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the 1933 Act, and UDC has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, or (v) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the 1933 Act in the opinion of counsel to UDC, provided such counsel is reasonably acceptable to PPG. If, under Commission rules or policies of the Commission staff, any of the Registrable Securities for any reason cannot be included in the Registration Statement initially filed by UDC and must be included in a separate registration statement, UDC shall file all such additional registration statements as may be needed to permit PPG to offer and resell to the public all of the Registrable Securities, and the term "Registration Statement" shall for purposes of this Agreement be deemed to include all such additional registration statements.

                  11.2.3 All fees, disbursements and out-of-pocket expenses and costs incurred by UDC in connection with the preparation and filing of the Registration Statement under this Article 11 and in complying with applicable federal and state securities laws (including, without limitation, all attorneys' and accountants' fees of UDC), shall be borne by UDC. PPG shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to its sale of the Securities being registered and the fees and expenses of its counsel. PPG and its counsel shall have a reasonable period, of not less than five (5) business days for the Registration Statement initially to be filed hereunder and for each amendment or subsequently filed Registration Statement, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and UDC shall provide PPG with copies of any comment letters received from the Commission and each written response thereto with respect thereto within two (2) business days of receipt or sending thereof. UDC shall make reasonably available for inspection by PPG, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by PPG or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of UDC and its subsidiaries, and cause UDC's officers, directors and employees to supply all information reasonably requested by such PPG or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by UDC, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by PPG and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such PPG or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving UDC an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt UDC's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of PPG and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of PPG and other parties. To the extent necessary, UDC shall qualify any of the Registrable Securities for sale in such states as such PPG reasonably designates except that UDC shall not be required to qualify in any state which will require an escrow relating to UDC and/or the sellers of Registrable Securities, or which will require UDC to qualify to do business in such state or require UDC to file therein any general consent to service of process. UDC at its expense will supply PPG with copies of the Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by PPG.

                  11.2.4 If UDC delivers to PPG a certificate signed by UDC's President and Chief Operating Officer and Chief Financial Officer to the effect that (i) UDC is aware of nonpublic information concerning UDC that has not been disclosed in the Registration Statement either by incorporation of 1934 Act filings by UDC or by information included directly in the Registration Statement, and (ii) in the good faith judgment of UDC, the disclosure of such information in the Registration Statement may have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of UDC, then, PPG agrees not to effect any sales of Registrable Securities pursuant to the Registration Statement until such time as PPG (a) is advised in writing by UDC that the use of the applicable prospectus contained in such Registration Statement may be resumed, (b) has received copies of a supplemental or amended prospectus, if applicable, and (c) has received copies of any additional or supplemental filings, if any, which are incorporated or deemed to be incorporated by reference in such prospectus. UDC agrees to, at the request of PPG, prepare any supplement or amendment to the applicable prospectus or to make any additional or supplemental filings so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

          11.3    PPG's Obligations.

                  11.3.1 Cooperation with Company. PPG will cooperate with UDC in all respects in connection with this Article 11, including timely supplying all information reasonably requested by UDC (which shall include all information regarding PPG and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  11.3.2 "Market Stand-Off" Agreement. Unless otherwise consented to in writing by the managing underwriter, PPG shall not effect any public sale or distribution of equity securities of UDC or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to and the 90 days after any underwritten registration (except as part of such underwritten registration) if PPG participates in such registration. UDC may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of any such period.

          11.4 Registration Procedures. In addition to the requirements of
Section 11.2, UDC shall (except as otherwise expressly provided in this Agreement), as expeditiously as possible, subject to PPG's compliance with
Section 11.3.1:

                           (a) prepare and file with the Commission such
                  amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the 1933 Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and
                  (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b) prior to the filing with the Commission of any
                  Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to PPG and reflect in such documents all such comments as PPG (and its counsel) reasonably may propose and (ii) furnish to PPG such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the 1933 Act, and such other documents, as PPG may reasonably request in order to facilitate the public sale or other disposition of the securities owned by PPG.

                           (c) to the extent necessary, register and qualify the
                  Securities covered by the Registration Statement under applicable state securities laws, and do any and all other acts and things which may be reasonably necessary or advisable to enable PPG to consummate the public sale or other disposition in such jurisdictions within the United States of America of the securities owned by such PPG, except that UDC shall not be required to qualify in any state which will require an escrow relating to UDC and/or the sellers of Registrable Securities, or which will require UDC to qualify to do business in such state or require UDC to file therein any general consent to service of process.

                           (d) subject to the provisions of Section 11.2.4
                  hereof, notify PPG at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and UDC shall prepare and file a curative amendment or 1934 Act filing deemed incorporated in the Registration Statement under applicable provisions of this Article 11 as quickly as commercially possible.

                           (e) as promptly as practicable after becoming aware
                  of such event, notify PPG who holds Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recission or removal of such stop order or other suspension.

                           (f) cooperate with PPG to facilitate the timely
                  preparation and delivery of certificates for the Securities to be offered pursuant to the Registration Statement and enable such certificates for the Securities to be in such denominations or amounts, as the case may be, as PPG reasonably may request and registered in such names as PPG may request; and, within three (3) business days after a Registration Statement which includes Securities is declared effective by the Commission, deliver and cause legal counsel selected by UDC to deliver to the transfer agent for the Securities (with copies to PPG whose Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel.

                           (g) take all such other lawful actions reasonably
                  necessary to expedite and facilitate the disposition by PPG of the Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances.

                           (h) in the event of an underwritten offering elected
                  by PPG, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which UDC does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and enter into and perform its obligations as UDC under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                           (i) cause all Securities registered pursuant
                  hereunder to be listed timely on each securities exchange or quotation system on which similar securities issued by UDC are then listed.

                           (j) use its best efforts to furnish, at the request
                  of PPG, on the date that such Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 11, if such securities are being sold through underwriters (i) an opinion, dated such date, of the counsel representing UDC for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to PPG and (ii) a letter dated such date, from the independent certified public accountants of UDC, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to PPG.

                           (k) maintain a transfer agent and CUSIP number for
                  its Common Stock.

         11.5 Rank. UDC shall not be precluded from granting registration rights to other persons, provided that no such grant shall interfere with or purport to delay or subordinate any of PPG's rights under this Agreement.

         11.6 Indemnification.

                  11.6.1 UDC agrees to indemnify, defend and hold harmless PPG, and any underwriter (as defined in the 1933 Act) for PPG, and each person, if any, who controls PPG or underwriter within the meaning of the 1933 Act or 1934 Act ("Selling Person") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Selling Person may become subject, under the 1933 Act, the 1934 Act, any state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any violation or alleged violation by UDC of the 1933 Act, 1934 Act, or any state securities law, or any rules or regulations of governmental agencies promulgated thereunder; provided, however, that UDC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to UDC by the Selling Person, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Selling Person with respect to any person asserting such loss, claim, damage or liability who purchased the Securities which are the subject thereof if, and to the extent such loss or other claim arises from the fact or alleged fact that, the Selling Person failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to time required under the 1933 Act, where the Selling Person was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which UDC may otherwise have.

                  11.6.2 Each Selling Person, severally and not jointly, agrees that it will indemnify and hold harmless UDC, and each officer, director of UDC or person, if any, who controls UDC within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which UDC or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to UDC by such Selling Person, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Selling Person may otherwise have. Notwithstanding anything to the contrary herein, the Selling Person shall not be liable under this Section for any amount in excess of the net proceeds to such Selling Person as a result of the sale of Securities pursuant to the Registration Statement.

                  11.6.3 Promptly after receipt by an indemnified party under this Article 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Selling Person, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Selling Person and the indemnifying party and the Selling Person shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Selling Person (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Selling Person, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Selling Person, which firm shall be designated in writing by the Selling Person). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder).

                  11.6.4 In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then UDC and the applicable Selling Person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UDC on the one hand or the applicable Selling Person on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. UDC and the Selling Person agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Article 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Article 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11.6.4, in no case shall any Selling Person be liable or responsible for any amount in excess of the net proceeds received by such Selling Person from the offering of Registrable Securities and UDC shall be liable and responsible for any amount in excess of such proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  11.6.5 Notwithstanding any other provision of this Article 11, in no event shall (i) PPG be required to undertake liability to any person under this Article 11 for any amounts in excess of the dollar amount of the net proceeds to be received by such PPG from the sale of such PPG's Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Securities are to be registered under the 1933 Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Securities underwritten by it and distributed pursuant to the Registration Statement.

          11.7 Liquidated Damages. The parties hereto agree that PPG will suffer damages if UDC fails to fulfill its obligations under Article 11, and that it would not be feasible to ascertain the extent of such damages. Accordingly:

                  11.7.1 if the Registration Statement is not filed within thirty (30) days of the date of execution of this Agreement, UDC will be obligated to pay liquidated damages to PPG in the form of shares of UDC Common Stock in an amount equal to the quotient of $25,000 divided by the Average Price for each month or portion thereof during which the Registration Statement has not been filed after such thirty (30) day period;

                  11.7.2 if the Registration Statement has not been declared effective within the earlier of (a) one hundred twenty (120) days of the date of its filing or (b) one hundred fifty (150) days of the execution of this Agreement, then UDC will be obligated to pay liquidated damages to PPG in the form of shares of UDC Common Stock in an amount equal to the quotient of $25,000 divided by the Average Price for each month or portion thereof during which the Registration Statement has not been declared effective after such one hundred twenty (120) day period; and

                  11.7.3 if the Registration Statement has not been declared effective within the earlier of (a) one hundred eighty (180) days of the date of its filing or (ii) two hundred ten (210) days of the execution of this Agreement, provided such delay is not due solely to the fault of PPG to comply with its obligations under Section 11.3, then PPG may unilaterally terminate this Development Agreement, which Development Agreement shall be null and void and, notwithstanding any other provision hereof, PPG shall have no liability with respect to such termination or otherwise; provided further that UDC shall not be required to pay liquidated damages to PPG pursuant to Section 11.7.2 if PPG elects to terminate the Development Agreement pursuant to this Section
11.7.3 and receives full payment in cash of the promissory note, bearing interest as described in Section 10.1 of this Agreement on the maturity date thereof.

         Notwithstanding anything to the contrary in this Section 11.7, UDC shall not be required to pay liquidated damages to PPG if PPG failed to comply with its obligations under Section 11.3.

                           ARTICLE 12 - STOCK OPTIONS

         12.1 Option Grants. At the beginning of each Period beginning on January 1, 2001, upon the approval of PPG, UDC shall issue to employees of PPG ("PPG Employees") who are assigned full-time to the Development Program, such number of non-qualified stock options to purchase shares of UDC Common Stock ("Options") as is, in the good faith estimation of UDC, consistent with the option grants made by UDC to UDC employees at similar levels and performing similar functions. PPG Employees who are assigned full-time to the Development Program after the beginning of a Period shall be issued such prorated number of Options as is determined in accordance with the preceding sentence.

         12.2 Option Terms. Options shall vest one year from the date of grant and, with respect to any individual PPG Employee, such vesting shall be contingent upon such employee continuing to be assigned full-time to the Development Program on the vesting date, provided that if the Development Program is terminated all such Options shall become immediately vested and exercisable for a period of ninety (90) days. In the event any employee does not continue to be assigned full-time to the Development Program by reason of an involuntary termination without cause, such employee will receive the benefit of any additional exercise period with respect to the Options that UDC provides to other similarly situated UDC employees who are terminated. If at any time during the Period with respect to a grant of Options was made to a PPG Employee, such PPG Employee ceases to be assigned full-time to the Development Program, such nonvested Options shall be forfeited. If at any time after the Period with respect to a grant of Options was made to a PPG Employee, such PPG Employee ceases to be assigned full time to the Development Program, such Option (to the extent vested) shall be exercisable in accordance with the terms set forth in the UDC's 1995 Stock Option Plan, provided that the PPG Employee shall have ninety (90) days following termination of assignment to exercise any vested Options.

         12.3 Bonus Options. If at any time UDC grants to employees of UDC "bonus" options (that is, options granted to UDC employees other than at the beginning of their service to UDC), UDC shall make available to PPG a pool of "bonus" Options for distribution to PPG employees on the Development Team, as is, in the good faith estimation of UDC, consistent with the criteria used to issue "bonus" options to employees of UDC. Upon approval by PPG, the bonus Options shall be issued to PPG employees on the Development Team by UDC in equal or unequal amounts as determined in the discretion of PPG after consultation with UDC. The terms of such Options shall be consistent with the options granted to UDC employees.


                        ARTICLE 13 - TERM AND TERMINATION

         13.1 The initial term (the "Initial Term") of this Agreement shall be from the Effective Date through December 31, 2005. Thereafter, the term of this Agreement shall be extended automatically for additional twelve (12) month periods (each, a "Renewal Term") unless and until either party provides the other with at least twelve (12) months' prior written notice that this Agreement shall expire at the end of the Initial Term or the upcoming Renewal Term, as applicable.

         13.2 Either party may terminate this Agreement if the other party breaches any material term, condition or provision of this Agreement and such breach continues uncured for a period of forty-five (45) days (thirty (30) days for nonpayment of amounts due and owing hereunder) after the breaching party's receipt of written notice specifying the nature of the breach from the terminating party; provided, however that if such breach is not reasonably capable of cure within the applicable cure period, the breaching party shall have an additional forty-five (45) days to cure such breach so long as the cure is commenced within the applicable cure period and is diligently pursued to completion thereafter.

         13.3 Either party may terminate this Agreement in the event of the filing by or against the other party of a proceeding under any bankruptcy or similar law, unless such proceeding is dismissed, within forty-five (45) days from the date of filing; the making by the other party of a proceeding for dissolution or liquidation, unless such proceeding is dismissed within forty-five (45) days from the date of filing; the appointment of a receiver, trustee or custodian for all or part of the assets of the other party, unless such appointment or application is revoked or dismissed within forty-five (45) days from the date thereof; the attempt by the other party to make any adjustment, settlement or extension of its debts with its creditors generally; or the insolvency of the other party.

         13.4 Subject to Section 13.5, this Agreement shall terminate upon termination of the Supply Agreement.

         13.5 The provisions of Sections 4.2, 4.3 (for a period of [The confidential material contained herein has been omitted and has been separately filed with the Commission.]), 4.4 through 4.7, and 13.5 and of Articles 5, 6, 7, 9, 10, 11, 12, 14 and 15 of this Agreement shall survive its expiration or termination.

                              ARTICLE 14 - NOTICES

         All notices and requests in connection with this Agreement shall be in writing and shall be transmitted via facsimile, with a copy thereof promptly mailed, to the address(es) of the recipient as set forth below, or to such other address(es) as the recipient shall specify in a notice given hereunder. Notices shall be deemed given on the date of confirmation of facsimile transmission, if such confirmation occurs on a business day of the recipient, or, if not, on the next succeeding business day of the recipient.

   To PPG:

   PPG Industries, Inc.           PPG Industries, Inc.
   One PPG Place                  One PPG Place
   Pittsburgh, PA 15272           Pittsburgh, PA  15272
   Attn.:  General Counsel        Attn:  Vice-President, Specialty Chemicals
   Fax:  412-434-2490             Fax:  412-434-2137

   With a copy to:                Reed Smith LLP
                                  435 Sixth Avenue
                                  Pittsburgh, PA  15219
                                  Attn: Jeffrey G. Aromatorio, Esquire
                                  Fax:  412-288-3063

   To UDC:                        Universal Display Corporation
                                  375 Phillips Boulevard
                                  Ewing, NJ  08618
                                  Attn.:  President and Chief Operating Officer
                                  Fax:  609-671-0995

   With a copy to:                Morgan, Lewis & Bockius LLP
                                  1701 Market Street
                                  Philadelphia, PA 19103-2921
                                  Attn: Stephen M. Goodman, Esquire
                                  Fax:  215-963-5299


                           ARTICLE 15 - MISCELLANEOUS

         15.1 If the performance of this Agreement by either party should be prevented, delayed, restricted, or interfered with by any man-made or natural catastrophe, or any other circumstances outside the control of such party and not due to its negligence that is recognized under international commercial practice as constituting a force majeure event, then the party so affected shall, upon giving prompt notice of such event to the other party, be excused from such performance to the extent of such prevention, delay, restriction, or interference, provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and promptly resume performance hereunder when such causes have been removed. Upon such circumstances arising, the parties shall promptly consult as to what, if any, modification to the terms of the Agreement shall be required to arrive at an equitable solution; and, if such nonperformance appears likely to continue for a period of time in excess of thirty (30) days and the affected party's nonperformance appears likely to cause serious hardship to the other party, such other party may terminate this Agreement upon thirty (30) days' prior written notice to the affected party.

         15.2 Neither party may assign or transfer to any person, firm, or corporation, any of its rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to an entity which acquires all or substantially all of its assets or merges with it. Any prohibited assignment of this Agreement or the obligations hereunder shall be null and void. No permitted assignment shall relieve PPG or UDC of responsibility for the performance of any accrued obligations which it has prior to such assignment. Any permitted assignment shall obligate the assignee or successor in interest of PPG or UDC to be bound by the terms and obligations of this Agreement. Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party's permitted successors and assigns.

         15.3 Except as expressly stated herein, nothing in this Agreement shall confer any rights upon any person other than the parties hereto and their respective permitted successors and assigns.

         15.4 PPG shall not use the names of Princeton University or USC in connection with any products, promotion or advertising without the prior consent of Princeton University or USC, except to the extent reasonably required by law. Notwithstanding the foregoing sentence, PPG may state that certain of its rights hereunder are sublicense rights under the Princeton License Agreement.

         15.5 This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, irrespective of its provisions regarding conflicts of laws.

         15.6 This Agreement and the Supply Agreement constitute the entire agreement between the parties regarding the subject matter hereof. Information deemed confidential under any prior agreements between the parties shall hereafter be handled in accordance with and governed by the provisions of this Agreement. Neither party has made any representation, promises or warranties not herein expressly stated. This Agreement may not be modified except by a written instrument signed by both parties to this Agreement.

         15.7 No waiver by any party of any condition, or the breach of any term, covenant, agreement, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, agreement, representation, or warranty contained in this Agreement.

         15.8 In the event a dispute, claim or controversy arises between the parties relating to the validity, interpretation, performance, termination or breach of this Agreement (collectively the "Dispute"), the parties agree to hold a meeting, attended by the President of UDC and the Vice-President, Specialty Chemicals of PPG, to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting (or such extended period of time as the parties may mutually agree), the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation following procedures of the American Arbitration Association ("AAA"), at which mediation an individual of each party having decision-making authority respecting the Dispute shall attend. The parties shall mutually agree on the selection process for the mediator, the time and place for mediation, any exchange of information and the conduct of the mediation. The fees of the mediator and the costs of mediation shall be shared equally by the parties. If such mediation does not result in an agreed upon resolution of the Dispute within sixty (60) days after commencement of the mediation process (or such extended period of time as the parties may mutually agree), either party shall be free to pursue any and all remedies available to it, subject to the express limitations of Article 7 above. In the event of any Dispute involving termination of this Agreement by a party, such termination shall be suspended for so long as the other party is acting in good faith to resolve the Dispute in accordance with the provisions of this Section. Nothing in this Section shall prohibit either party from seeking equitable relief to restrain or prevent a breach of this Agreement at any time.

         15.9 In consideration of the transactions contemplated hereby, during the term of this Agreement and for a [The confidential material contained herein has been omitted and has been separately filed with the Commission.] period after termination of this Agreement (the "Non-Solicitation Period"), neither party, or its respective affiliates, will directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person who is known to be employed by the other party at such time, or to have been employed by the other party within the preceding [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

         15.10 If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         15.11 In making and performing this Agreement, the parties are acting and shall act as independent contractors. Neither party is, nor will be deemed to be, an agent, legal representative, joint venturer, partner or employee of the other party for any purpose.

         15.12 The parties shall agree on the language of any press releases or public disclosures regarding the existence of this Agreement and/or its terms and conditions. Language that has been approved by either party need not be reapproved for subsequent release by the other party. Nothing in this Section
15.12 shall prevent either party from complying with any applicable securities or other laws.

         15.13 This Agreement may be executed in two or more counterparts, each of which shall be binding as of the Effective Date, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by the parties when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy thereof that bears the signature of the party so delivering it.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


UNIVERSAL DISPLAY CORPORATION            PPG INDUSTRIES, INC.



By: /s/ Steven V. Abramson               By: /s/ Howard I. Roe
   ------------------------------            ------------------------------



NAME: Steven V. Abramson                 NAME: Howard I. Roe
     ----------------------------              ----------------------------



TITLE: President                         TITLE: Director, Commercial Development
      ---------------------------               --------------------------------



DATE: October 31, 2000                   DATE: October 31, 2000
     ----------------------------              ----------------------------